Exhibit 10.34.1

FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called the “First Amendment”) dated for reference as of May 28, 2004, but effective for all purposes on the Effective Date provided herein, by and among LA GRANGE ACQUISITION, L.P. (“Borrower”), a Texas limited partnership, and FLEET NATIONAL BANK, as administrative agent (in such capacity, “Administrative Agent”), and the Lenders referred to herein.

W I T N E S S E T H:

     WHEREAS, Borrower, Administrative Agent, FLEET SECURITIES, INC. (now BANC OF AMERICA SECURITIES LLC) and WACHOVIA CAPITAL MARKETS, LLC, as joint lead arrangers and book runners, WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent, THE ROYAL BANK OF SCOTLAND PLC and BNP PARIBAS, as co-documentation agents, BANK OF SCOTLAND, as senior managing agent, U.S. BANK NATIONAL ASSOCIATION and FORTIS CAPITAL CORP., as co-agents, and the Lenders party thereto (“Lenders”) have entered into that certain Second Amended and Restated Credit Agreement dated as of January 20, 2004 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to extend credit to Borrower as therein provided;

     WHEREAS, TXU Fuel Company, a Texas corporation (“Seller”), and Energy Transfer Partners, L.P, a Delaware limited partnership, formerly known as Heritage Propane Partners, L.P. (“Master Partnership”), have entered into a Purchase and Sale Agreement (such agreement, in the form existing on the date hereof, and as amended in compliance with Section 2.4 hereof, the “TXU Fuel Purchase Agreement”) dated April 25, 2004, pursuant to which Seller agreed to sell to Master Partnership and Master Partnership agreed to purchase from Seller the Assets (as defined in the TXU Fuel Purchase Agreement), including without limitation certain real properties, rights-of-way, easements, pipelines, gas storage facilities and related personal property (the “TXU Fuel Acquisition”), for a base purchase price of $500,000,000, plus or minus certain working capital and other adjustments specified therein;

     WHEREAS, Borrower is a wholly-owned subsidiary of Master Partnership, and Borrower or a to-be-formed wholly-owned subsidiary of Borrower will acquire the Assets pursuant to an assignment from Master Partnership of its rights under the TXU Fuel Purchase Agreement; and

     WHEREAS, in order to provide for such acquisition, Borrower desires to amend the Original Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans and other credit that may hereafter be extended by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. – Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this First Amendment. The term “the Credit Agreement” shall mean the Original Agreement as amended by this First Amendment.

ARTICLE II. – Amendments to Original Agreement

     Section 2.1. New Definitions. Section 1.1 of the Original Agreement is amended by adding the following definitions in alphabetical order:

“‘Acquisition Period’ means the period beginning with the funding of the purchase price for the TXU Fuel Acquisition, and ending 365 days after the commencement of such period.”

“‘TXU Fuel’ means TXU Fuel Company, a Texas corporation.”

“‘TXU Fuel Acquisition’” means the purchase by Borrower or another Restricted Person of the Assets (as defined in the TXU Fuel Purchase Agreement), pursuant to and in accordance with the TXU Fuel Purchase Agreement.”

“‘TXU Fuel Purchase Agreement’ means that certain Purchase and Sale Agreement dated April 25, 2004, by and between TXU Fuel and Master Partnership.”

Section 2.2. Amendments to Existing Definitions. The definitions of “Lender Schedule”, “Master Partnership”, “Maximum Facility Amount”, “Revolver Commitment”, and “Term Commitment” in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

“‘Lender Schedule’ means Schedule 1 hereto, as it may be revised pursuant to Section 10.5(c)(ii) or Section 2.13.”

“‘Master Partnership’ means Energy Transfer Partners, L.P., a Delaware limited partnership, formerly known as Heritage Propane Partners, L.P.”

“‘Maximum Facility Amount’ means the sum of $500,000,000, as such amount may be increased as provided in Section 2.13.”

“‘Revolver Commitment’ means the amount of $175,000,000, as such amount may be reduced from time to time as provided in Section 2.6, reduced by Borrower from time to time as provided in Section 2.12, or increased as provided in Section 2.13. Each Lender’s Revolver Commitment shall be the amount set forth for such Lender on the Lender Schedule.”

FIRST AMENDMENT TO CREDIT AGREEMENT

“‘Term Commitment’ means $325,000,000, as such amount may be increased as provided in Section 2.13. Each Lender’s Term Commitment shall be the amount set forth for such Lender on the Lender Schedule.”

     Section 2.3. Consolidated EBITDA. The definition of “Consolidated EBITDA” in Section 1.1 of the Original Agreement is hereby amended to add the following sentences at the end thereof:

“The pro forma effect referred to herein with respect to the assets and operations acquired in the TXU Fuel Acquisition shall apply to each Fiscal Quarter beginning prior to July 1, 2004 and shall be deemed to be an addition to Consolidated EBITDA of $16,250,000 per Fiscal Quarter. Compliance with Section 7.14(a) shall be determined without pro forma adjustment to Consolidated EBITDA or to Consolidated Interest Expense.”

     Section 2.4. Use of Proceeds. The first sentence of Section 2.4 of the Original Agreement is hereby amended to add the following proviso to the end thereof:

“; provided, however, that Borrower shall use the proceeds from the Term Loans made pursuant to an increase in the Term Commitment under Section 2.13(a) for the purposes set forth in Section 2.13(a).”

     Section 2.5. Increase in Commitments. The following new Section 2.13 is hereby added to the Original Agreement as follows:

“Section 2.13. Increase in Commitments.

(a) Borrower shall have the option, without the consent of the Lenders, to cause a single increase in the Term Commitment by adding, subject to the prior approval of Administrative Agent (such approval not to be unreasonably withheld), to this Agreement one or more financial institutions as Lenders (collectively, the “New Term Lenders”) or by allowing one or more Lenders to increase their respective Term Commitments; provided however that: (i) prior to and after giving effect to the increase, no Default or Event of Default shall have occurred hereunder and be continuing, (ii) no such increase shall cause the Term Commitment to exceed $725,000,000, (iii) no Lender’s Term Commitment shall be increased without such Lender’s consent, (iv) such increase shall be evidenced by a Commitment Increase Supplement in form and substance acceptable to Administrative Agent and executed by Borrower, Administrative Agent, New Term Lenders, if any, and Lenders increasing their Term Commitments, if any, and which shall indicate the amount and allocation of such increase in the Term Commitment and the effective date of such increase (the “Term Loan Increase Effective Date”), and (v) Borrower shall use all proceeds of such increase (A) to finance all or a portion of the purchase price of the TXU Fuel Acquisition and (B) to pay the out-of-pocket expenses incurred and fees payable in respect of the TXU Fuel Acquisition and this Agreement. Subject to the terms and conditions hereof (including Section 10.14) and provided that the aggregate amount of all Term Loans does not exceed the total Term

FIRST AMENDMENT TO CREDIT AGREEMENT

Commitment, (i) each New Lender agrees to make a Term Loan to Borrower on the Term Loan Increase Effective Date in the amount of such Lender’s Term Commitment set forth on the revised Lender Schedule, and (ii) each existing Lender agrees to make a Term Loan to Borrower on the Term Loan Increase Effective Date in the amount of the increase, if any, in such Lender’s Term Commitment.

          (b) Borrower shall have the option, without the consent of the Lenders, from time to time to cause one or more increases in the Revolver Commitment by adding, subject to the prior approval of Administrative Agent (such approval not to be unreasonably withheld), to this Agreement one or more financial institutions as Lenders (collectively, the “New Revolver Lenders”, and together with the New Term Lenders, the “New Lenders”) or by allowing one or more Lenders to increase their respective Revolver Commitments; provided however that: (i) prior to and after giving effect to the increase, no Default or Event of Default shall have occurred hereunder and be continuing, (ii) no such increase shall cause the Revolver Commitment to exceed $225,000,000, (iii) no Lender’s Revolver Commitment shall be increased without such Lender’s consent, and (iv) such increase shall be evidenced by a Commitment Increase Supplement in form and substance acceptable to Administrative Agent and executed by Borrower, Administrative Agent, New Revolver Lenders, if any, and Lenders increasing their Revolver Commitments, if any, and which shall indicate the amount and allocation of such increase in the Revolver Commitment and the effective date of such increase (the “Revolver Loan Increase Effective Date”). Borrower shall borrow and prepay Revolver Loans on each Revolver Loan Increase Effective Date (and pay any additional amounts required pursuant to Section 3.6) to the extent necessary to keep the outstanding Revolver Loans of each Lender ratable with such Lender’s revised Revolver Percentage after giving effect to any nonratable increase in the Revolver Commitments under this Section 2.13(b).

          (c) As a condition precedent to each increase pursuant to subsections (a) and (b) above, Borrower shall deliver to Administrative Agent a certificate of each Restricted Person dated as of the Term Loan Increase Effective Date or Revolver Loan Increase Effective Date, as applicable (each an “Increase Effective Date”), signed by a Co-Chief Executive Officer of such Restricted Person (i) certifying and attaching the resolutions adopted by such Restricted Person approving or consenting to such increase, (ii) certifying that each of the conditions to such increase set forth in Section 2.13(a) or (b), as applicable, shall have occurred and been complied with, and (iii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement and the other Loan Documents made by it are true and correct in all material respects on and as of the Increase Effective Date after giving effect to such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (B) no Default or Event of Default exists.

          (d) On each Increase Effective Date, Administrative Agent shall provide to Borrower and each Lender a revised Lender Schedule reflecting the changes, as applicable, in the Revolver Commitment and/or the Term Commitment, each Lender’s Revolver Percentage, and/or each Lender’s Percentage Share resulting from such

FIRST AMENDMENT TO CREDIT AGREEMENT

increase. On each Increase Effective Date, Borrower shall execute and deliver a Revolver Note (in the form of Exhibit A-1 with appropriate insertions) and/or a Term Note (in the form of Exhibit A-2 with appropriate insertions), as applicable, payable to the order of each New Lender and each existing Lender that has agreed to increase its Revolver Commitment and/or Term Commitment, as applicable. Each financial institution that becomes a New Lender pursuant to this Section 2.13 by the execution and delivery to Administrative Agent of the applicable Commitment Increase Supplement, shall be a ‘Lender’ for all purposes under this Agreement on the applicable Increase Effective Date.”

     Section 2.6. Leverage Ratio. Section 7.14(b) of the Original Agreement is hereby amended in its entirety to read as follows:

“(b) Leverage Ratio. (i) At the end of each Fiscal Quarter, (ii) on each date on which Borrower makes a distribution permitted under Section 7.6, and (iii) on the date of each Permitted Acquisition, both immediately prior to and after giving effect to the consummation thereof, the Leverage Ratio will not be greater than:

     (i) During the Acquisition Period:                4.75 to 1.0;

     (ii) Other than during the Acquisition Period:                4.00 to 1.0.”

     Section 2.7. TXU Fuel Purchase Agreement. The following new Section 7.15 is hereby added to the Original Agreement as follows:

“Section 7.15. TXU Fuel Purchase Agreement. Borrower will not, without the prior consent of Majority Lenders, permit any amendment or waiver of any provision of the TXU Fuel Purchase Agreement if such amendment or waiver would change in any material respects adverse to Master Partnership, Borrower or any Subsidiary of Borrower, as applicable, the indemnifications or guaranties made by any of them or given to any of them in the TXU Fuel Purchase Agreement or change in any material respects adverse to Master Partnership, Borrower or any Subsidiary of Borrower the other terms of the TXU Fuel Purchase Agreement.”

     Section 2.8. Consent to TXU Fuel Acquisition. Subject to the terms and conditions in this First Amendment and the Credit Agreement, Administrative Agent and each of the undersigned Lenders hereby (a) consent to the consummation of the TXU Fuel Acquisition, pursuant to the terms and provisions of the TXU Fuel Purchase Agreement and (b) agree that the consummation of the TXU Fuel Acquisition shall not constitute a Default or Event of Default under the Credit Agreement.

ARTICLE III. – Conditions of Effectiveness

     Section 3.1. Effective Date. This First Amendment shall become effective (the “Effective Date”), and is expressly conditioned, upon the receipt by Administrative Agent, at Administrative Agent’s office, of a counterpart of this First Amendment executed and delivered by Borrower, Administrative Agent and Majority Lenders and each of the following:

FIRST AMENDMENT TO CREDIT AGREEMENT

     (a) Certain certificates including:

                    (i) A supplemental Omnibus Certificate of the secretary and of the Co-Chief Executive Officer of LA GP, which shall contain the names and signatures of the officers of LA GP authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of: (1) a copy of resolutions duly adopted by the Board of Directors of LA GP and in full force and effect at the time this First Amendment is entered into, authorizing the execution of this First Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, and (2) the copies of the organizational documents of each Restricted Person and all amendments thereof and any bylaws, agreement of limited partnership or operating agreement of each Restricted Person provided in connection with the Original Agreement (or, if modified, copies of such modification); and

                    (ii) A certificate of the president and of the chief financial officer of LA GP, regarding satisfaction of Section 4.3(a) through (d) of the Agreement.

     (b) A certificate (or certificates) of the due formation, valid existence and good standing of each Restricted Person in its respective jurisdiction of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Restricted Person’s good standing and due qualification to do business, issued by appropriate officials in any jurisdictions in which such Restricted Person owns property subject to Security Documents.

     (c) Documents similar to those specified in subsections (a)(i) and (b) of this section with respect to each Guarantor (including copies of the organizational documents and all amendments thereof and any bylaws, agreement of limited partnership or operating agreement of each Person that will become a Guarantor in connection with the TXU Fuel Acquisition) and the execution by it of each Loan Document to which it is a party.

     (d) Favorable opinions of Texas and Oklahoma counsel satisfactory to Administrative Agent similar in substance and scope to those previously delivered in connection with the Original Agreement.

     (e) Certificates or binders evidencing Restricted Persons’ insurance in effect on the date of the TXU Fuel Acquisition accompanied by a certificate of an appropriate officer confirming that the insurance is in effect as of such date.

     (f) Copies of such permits and approvals regarding the property and business of Restricted Persons as Administrative Agent may request.

     (g) Administrative Agent shall have received a certificate of LA GP confirming compliance with the requirements of Section 3.2 of this First Amendment.

     Section 3.2. TXU Fuel Acquisition. This First Amendment shall become effective, and is expressly conditioned, upon the following, on a contemporaneous basis with the effective date

FIRST AMENDMENT TO CREDIT AGREEMENT

of this First Amendment, (i) all transactions contemplated by the TXU Fuel Purchase Agreement shall have been consummated in compliance with each of the terms and conditions thereof, (ii) Borrower and each Restricted Person (as applicable) have delivered to Administrative Agent, each properly completed and executed (and acknowledged when required) by such Restricted Persons, in form and substance satisfactory to Administrative Agent: (A) any new mortgages, deeds of trust, other Security Documents, and appropriate UCC-1 and UCC-3 financing statements requested by Administrative Agent, covering the Assets (as defined in the TXU Fuel Purchase Agreement) being acquired by the applicable Restricted Person pursuant to the TXU Fuel Acquisition and (B) any amendments or supplements to any existing Security Document for filing with the appropriate authorities to evidence the increase in the Term Commitment pursuant to Section 2.13(a) of the Credit Agreement and to provide for any increase in the Revolver Commitment pursuant to Section 2.13(b) of the Credit Agreement, and (iii) all representations and warranties made in any Loan Document shall be true on and as of such date contemporaneously with the consummation of the TXU Fuel Acquisition after giving effect to the TXU Fuel Acquisition, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

ARTICLE IV. – Representations and Warranties

     Section 4.1. Representations and Warranties. In order to induce Administrative Agent and Majority Lenders to execute and deliver this First Amendment, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Borrower is duly authorized to execute and deliver this First Amendment, Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement, and Borrower is and will continue to be duly authorized to perform its obligations under the Credit Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this First Amendment and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by each Restricted Person of this First Amendment, the performance by each Restricted Person of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of any Restricted Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Restricted Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Restricted Person of this First Amendment or the consummation by any Restricted Person of the transactions contemplated hereby.

     (d) When duly executed and delivered, each of this First Amendment and the Credit Agreement will be a legal and binding obligation of Borrower enforceable in accordance with its

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terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V. – Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders or Administrative Agent under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this First Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, Borrower under this First Amendment and under the Credit Agreement.

     Section 5.3. Loan Documents. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

     Section 5.5. Counterparts. This First Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same First Amendment.

     THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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FIRST AMENDMENT TO CREDIT AGREEMENT

     IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

BORROWER:	LA GRANGE ACQUISITION, L.P.

	By:	LA GP, LLC
its general partner

By:

Ray C. Davis
Co-Chief Executive Officer

FLEET NATIONAL BANK, as Administrative
Agent, LC Issuer and a Lender

By:

Name:
Title:

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment
to Credit Agreement

     IN WITNESS WHEREOF, the undersigned Lender hereby consents to and enters into the First Amendment to Credit Agreement dated for reference as of May          , 2004, but effective for all purposes on the Effective Date provided herein, among La Grange Acquisition, L.P., Fleet National Bank, as administrative agent, and the Lenders referred to therein.

Name of Lender

By:

Name:
Title:

FIRST AMENDMENT TO CREDIT AGREEMENT